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                                                                  Exhibit 3.1



                                   PEARSON PLC







                         ==============================

                                MEMORANDUM OF
                           ASSOCIATION OF PEARSON PLC

                         ==============================







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                                   PEARSON PLC







                   ===========================================

                            MEMORANDUM OF ASSOCIATION

                     INCORPORATING AMENDMENTS MADE UP TO AND
                             INCLUDING 30 APRIL 1999

                   ===========================================




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1.       The name of the Company is 'S. Pearson & Son plc'. (1)

2.       The Company is to be a public company.

3.       The registered office of the Company will be situate in England.

4.       The objects for which the Company is established are:

(a) To carry on the business of a holding, management and investment holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property (including the whole or part of the business, property or liabilities of any other person or company) as the Board shall deem fit and generally to construct, hold, manage, develop, lease, sell, dispose of, maintain, alter, exchange or otherwise deal with the same; and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same, or sell, dispose of or otherwise turn the same to account, and to co-ordinate, finance and manage all or any part of the operations of any company of which this Company is a member or which is in any manner controlled by, or connected with, the Company, and to enter into any agreement or arrangement with, or relating to, any such company or other company as may seem desirable in the opinion of the Board, and to carry on all or any of the businesses of industrialists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, capitalists, stock and share brokers and dealers and commission and general agents, merchants and traders; and to carry out such operations and to manufacture, buy, sell, maintain, repair and deal in or with plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company or as may seem to the Board directly or indirectly to be in the interests of the Company.


--------------------------------------------------------------------------------
(1) Name changed to Pearson plc on 1 June 1984


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(b)      To carry on any other trade or business whatever which, in the opinion of the Board, can be advantageously carried on in connection with or ancillary to any of the above-mentioned businesses or is calculated directly or indirectly to enhance the value of or render profitable any of the property or rights of the Company.

(c) To co-ordinate, finance, manage, control, subsidise or otherwise assist any company or companies in which the Company has a direct or indirect interest, to provide financial, secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments in any manner and any arrangements with respect to any business or operations of or generally with respect to any such company or companies.

(d) To sell, lease, dispose of, grant rights over or otherwise deal with the undertaking, property or assets of the Company or any part thereof or right or interest therein on such terms and for such consideration as the Board may decide and to distribute any property or assets of the Company of whatever kind in specie among the members of the Company.

(e) To pay for any rights or property acquired by the Company and to remunerate any person or company, whether by cash payment or by the allotment of shares, debentures or other securities of the Company credited as paid up in full or in part, or by any combination of such methods or by any other method or combination of methods the Board may think fit.

(f) To invest and deal with the moneys of the Company not immediately required and in any manner and hold and deal with any investment so made.

(g) To work, develop, exercise, and promote the discovery or use of any invention or appliance, and to make or promote the making of any experiments, in which, or in or by the working, development, exercise, discovery, use or making of which, the Company is or may be in any way interested or benefited.

(h) To apply for, purchase or otherwise acquire, develop, protect, maintain and renew any patents, patent rights, trade marks, designs, licences and other intellectual property rights of all kinds or any secret or other information, whether relating to any invention or otherwise, and to use, exercise, develop, experiment with, or grant licences in respect of, or otherwise deal with the property, rights or information so acquired or any property, rights or information which the Company may propose to acquire.


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(i)      To apply for, support, promote and obtain any Act of Parliament, charter, privilege, concession, licence, authorisation or right of any government, state or municipality, or any other department or authority, or enter into any arrangements with any such body, for enabling the Company to carry any of its objects into effect or for extending any of the powers of the Company or for effecting any modification of the constitution of the Company or for any other purpose which may seem to the Board to be expedient, and to oppose any proceedings or applications which may seem to the Board to be calculated or likely directly or indirectly to prejudice the interests of the Company.

(j) To form, promote, subsidise and assist companies and syndicates of all kinds and to place or guarantee the placing of, underwrite, subscribe for or otherwise acquire, hold, dispose of and deal with, and guarantee the payment of interest, dividends and capital on, all or any of the shares, debentures, debenture stock or other securities or obligations of any company, association, government or authority and to pay or provide for brokerage, commission and underwriting in respect of any such issue upon such terms as the Board may decide, and in particular to promote any other company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may in the opinion of the Board seem directly or indirectly calculated or likely to benefit the Company.

(k) To carry on through any subsidiary or associated company any activities which the Company is authorised to carry on and to make any arrangements whatsoever with such company (including any arrangements for taking the profits or bearing the losses of any such activities) as the Board may think fit.

(l) To raise or borrow money in such manner as the Board may think fit and to receive deposits and to mortgage, charge, pledge or give liens or other security over the whole or any part of the Company's undertaking, property and assets (whether present or futures, including its uncalled capital, for such purposes and in such circumstances and upon such terms and conditions as the Board may think fit.

(m) To lend or advance money and to give credit and to enter (whether gratuitously or otherwise) into guarantees or indemnities of all kinds, and whether secured or unsecured, whether in respect of its own obligations or chose of some other person or company in such circumstances and upon such terms and conditions as the Board may think fit.


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(n)      To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(o) To pay or to provide or to make such arrangements for providing such gratuities, pensions, allowances, benefits, share option, incentive and acquisition schemes, loans, insurances and other matters and to establish, support, subsidise and subscribe to any institutions, associations, clubs, buildings, schemes, funds or trusts (whether to or for the benefit of present or past directors or employees of, or any person who provides or has provided services at any time to, the Company or its predecessors in business or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such predecessor or subsidiary or to or for the benefit of persons who are or were related to or connected with or dependents of any such persons, or otherwise to be in the interests of the Company or any such other company as aforesaid or of its members) as may seem to the Board directly or indirectly to be in the interests of the Company or to lend money to such persons as aforesaid (so far as the same is lawful) to enable them to participate in any such share option, incentive or acquisition scheme or otherwise to purchase or subscribe for fully-paid shares of the Company or any holding company to be held by themselves by way of beneficial ownership or to the trustees of an employees' share scheme as defined in Section 743 of the Companies Act 1985 (including any statutory modification or re-enactment for the time being in force).

(p) To act as agents, brokers or trustees, and to enter into such arrangements (whether by way of amalgamation, partnership, profit sharing union of interests, co-operation, joint venture or otherwise) with other persons or companies as may seem to the Board to be in the interests of the Company and to vest any property of the Company in any person or company on behalf of the Company and with or without any declaration of trust in favour of the Company.

(q) To procure the Company to be registered or recognised in any part of the world.

(r) To contribute to or support (including by way of giving any guarantee) any public, national, general, political, charitable, benevolent or useful object, which it may seem to the Board to be in the interests of the Company or its members to contribute to or support.

(s) To do all or any of the above things in any part of the world whether as principals or agents or trustees or otherwise and either alone or jointly



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         with others and either by or through agents, subcontractors, trustees or otherwise.

(t) To do all such other things as may be considered by the Board to further the interests of the Company or to be incidental or conducive to the attainment of the above objects or any of them.

And it is hereby declared that (a) the objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word `company' in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated and whether domiciled in the United Kingdom or elsewhere, and (c) the word `Board' in this clause shall mean the directors for the time being of the Company or any of them acting as the Board of Directors of the Company, and (d) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects specified in such other paragraph, or the powers thereby conferred but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.       The liability of the Members is limited.

*6.      The capital of the Company is L223,500,000 divided into 894,000,000
Ordinary Shares of 25p each, to which there shall be assigned the respective rights and privileges specified in the Company's Articles of Association, with power to divide any new shares in the capital for the time being into several classes, and to attach thereto respectively such preferential, deferred or special rights or conditions as may be determined by or in accordance with the regulations of the Company.

* NOTES ON CAPITAL

1. The capital of the Company on incorporation was L1,501,000 divided into 150,100 shares of L10 each, of which 50,000 were Preference Shares and 100,000 were Ordinary Shares, and 100 were Management Shares

2. On 19 December 1939 the Management Shares were converted by special resolution into Second Preference Shares.

3. On 18 May 1960 each of the Preference Shares, Second Preference Shares and Ordinary Shares of L10 each was subdivided by ordinary resolution into 10 Preference Shares, 10 Second Preference Shares or 10 Ordinary Shares all of L1 each respectively.


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4.       On 30 December 1968 the capital of the Company was increased by ordinary resolution to L1,521,000 by the creation of 20,000 Ordinary Shares of L1 each.

5.       On 8 August 1969:

(a) the rights of the Preference Shares were modified by special resolution and they became known as 5 per cent Cumulative Preference Shares;

(b) the Second Preference Shares were converted by special resolution into 5 per cent Cumulative Preference Shares;

(c) each of the Ordinary Shares of L1 each was subdivided by ordinary resolution into 4 Ordinary Shares of 5s. each;

(d) the capital of the Company was increased by ordinary resolution to L16,001,000 by the creation of 57,920,000 Ordinary Shares of 5s. each.

6. On 25 August 1971 the capital of the Company was increased by ordinary resolution to L18,501,000 by the creation of 10,000,000 Ordinary Shares of 25p each.

7. On 28 August 1980 the capital of the Company was increased by special resolution to L21,000,000 by the creation of 9,996,000 Ordinary Shares of 25p each.

8. On 28 May 1982 the capital of the Company was increased by special resolution to L33,500,000 by the creation of 50,000,000 Ordinary Shares of 25p each.

9. On 27 May 1983 the rights of the Preference Shares were modified by special resolution and they became known as 3.5 per cent Cumulative Preference Shares.

10. On 3 May 1985 the capital of the Company was increased by ordinary resolution to L67,250,000 by the creation of 135,000,000 Ordinary Shares of 25p each.

11. On 1 May 1987 the capital of the Company was increased by ordinary resolution to L75,375,000 by the creation of 32,500,000 Ordinary Shares of 25p each.

12. On 6 May 1988 the capital of the Company was increased by ordinary resolution to L79,000,000 by the creation of 14,500,000 Ordinary Shares of 25p each.


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13.      On 12 May 1989 the capital of the Company was increased by ordinary resolution to L94,885,000 by the creation of 63,540,000 Ordinary Shares of 25p each.

14. On 11 May 1990 the capital of the Company was increased by ordinary resolution to L199,695,000 by the creation of 19,240,000 Ordinary Shares of 25p each and 100,000,000 Preference Shares of L1 each, and US$5,000,000 by the creation of 50,000 Preference Shares of US$100 each.

15. On 21 June 1990 the capital of the Company was reduced by virtue of a special resolution, passed 11 May 1990, and with the sanction of an Order of the High Court of Justice, dated 18 June 1990, registered on 21 June 1990, by the cancellation of the 501,000 3.5 per cent Cumulative Preference Shares of L1 each, to L199,194,000 divided into 396,776,000 Ordinary Shares of 25p each and 100,000,000 Preference Shares of L1 each and US$5,000,000 divided into 50,000 Preference Shares of US$100 each.

16. On 10 May 1991 the capital of the Company was increased by ordinary resolution to L199,500,000 and US$5,000,000 by the creation of 1,224,000 Ordinary Shares of 25p each.

17. On 15 May 1992 the capital of the Company was increased by ordinary resolution to L299,750,000 and US$5,000,000 by the creation of 402,224,000 Ordinary Shares of 25p each.

18. On 13 May 1994 the capital of the Company was increased by ordinary resolution to L302,000,000 and US$5,000,000 by the creation of 9,000,000 Ordinary Shares of 25p each.

19. On 12 May 1995 the capital of the Company was increased by ordinary resolution to L302,750,000 and US$5,000,000 by the creation of 3,000,000 Ordinary Shares of 25p each.

20. On 3 May 1996 the capital of the Company was reduced by ordinary resolution by the cancellation of the 100,000,000 Preference Shares of L1 each and the 50,000 Preference Shares of US$100 each and then the capital of the Company was increased by ordinary resolution to L204,000,000 by the creation of 5,000,000 Ordinary Shares of 25p each.

21. On 2 May 1997 the capital of the Company was increased by ordinary resolution to L209,500,000 by the creation of 22,000,000 Ordinary Shares of 25p each.

22. On 1 May 1998 the capital of the Company was increased by ordinary resolution to L211,500,000 by the creation of 8,000,000 Ordinary Shares of 25p each.


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23.      On 30 April 1999 the capital of the Company was increased by ordinary resolution to L223,500,000 by the creation of 48,000,000 Ordinary Shares of 25p each.

24. On 12 May 2000 the capital of the Company was increased by ordinary resolution to L229,000,000 by the creation of 22,000,000 Ordinary Shares of 25p each.



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We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.


---------------------------------------------------------------- ---------------------------------------
Names, addresses and descriptions of subscribers                 Number of Preference Shares taken by
                                                                 each Subscriber
---------------------------------------------------------------- ---------------------------------------
Weetman Dickinson Pearson,                                       One
Baronet, MP
10 Victoria Street,
Westminster, SW, and

Paddockhurst,
Worth,
Sussex

Annie Pearson,                                                   One
Paddockhurst,
Worth,
Sussex

Wife of Sir Weetman D. Pearson, Bart., MP

George Pearson Esq,                                              One
Brickendonbury,
Hertford

Sam Wright,                                                      One
10 Piccadilly,
Bradford

Solicitor

Bernard Croft Cass,                                              One
Maylands,
Bradford

Civil Engineer

Ernest William Moir,                                             One
23 Shooters Hill Road,
Blackheath

Civil Engineer



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Samuel Robinson,                                                 One
46 Ryde Vale Road,
Balham,
SW

Accountant



Dated the 11th day of August 1897

Witness to the above signature of George Pearson,

F.G.W. Pearson,
Brickendonbury,
Hertford.



Gentleman.

Witness to the above signatures of Sir Weetman Dickinson Pearson, Lady Annie Pearson, Samuel Wright, Bernard Croft Cass, Ernest William Moir and Samuel Robinson,

William Edward Sayer,
10 Victoria Street,
SW.

Clerk.





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